Exhibit 99

Form 3 Joint Filer Information

Name:	Adams Street V, L.P.

Address:	Attn: Elisha (Terry) P. Gould
One North Wacker Drive, Suite 2200
Chicago, IL 60606

Designated Filer:	Adams Street Partners, L.L.C.

Issuer & Ticker Symbol:	XTENT, Inc. (XTNT)

Date of Event
Requiring Statement:	January 31, 2007

Signature:	By:	/s/ Elisha (Terry) P. Gould
Elisha (Terry) P. Gould, Partner

Name:	ASP 2006 Direct Management, L.L.C.

Address:	Attn: Elisha (Terry) P. Gould
One North Wacker Drive, Suite 2200
Chicago, IL 60606

Designated Filer:	Adams Street Partners, L.L.C.

Issuer & Ticker Symbol:	XTENT, Inc. (XTNT)

Date of Event
Requiring Statement:	January 31, 2007

Signature:	ASP 2006 Direct Management, L.L.C.
	By:	Adams Street Partners, L.L.C.
	Its:	Managing Member

	By:	/s/ Elisha (Terry) P. Gould
Elisha (Terry) P. Gould, Partner

Name:	Adams Street 2006 Direct Fund, L.P.

Address:	Attn: Elisha (Terry) P. Gould
One North Wacker Drive, Suite 2200
Chicago, IL 60606

Designated Filer:	Adams Street Partners, L.L.C.

Issuer & Ticker Symbol:	XTENT, Inc. (XTNT)

Date of Event
Requiring Statement:	January 31, 2007

Signature:	By:	/s/ Elisha (Terry) P. Gould
Elisha (Terry) P. Gould, Partner